Exhibit 10.38


                              EMPLOYMENT AGREEMENT


                                     Between


                       CARNEGIE INTERNATIONAL CORPORATION


                                       And


                                  LOWELL FARKAS

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT effective as of September 28, 2000 (the "Agreement") is made by and between CARNEGIE INTERNATIONAL CORPORATION, a Colorado corporation ("Company"), and LOWELL FARKAS ("Executive").

         WHEREAS, the Company currently employs the Executive pursuant to an employment agreement executed by the parties on the 15th of May, 1997 as amended on the 30th of June 1998 (collectively, the "Existing Agreement").

         WHEREAS, the Company desires to employ Executive as its President and Chief Executive Officer upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein, the Company and Executive hereby agree as follows:

                                   DEFINITIONS

The terms set forth below have the following meanings (such meanings to be applicable to both the singular and plural forms, except where otherwise expressly indicated):

1.1 "Accrued Annual Bonus" means the amount of any Annual Bonus earned but not
     --------------------
yet paid with respect to the Year ended prior to the Date of Termination.

1.2 "Accrued Base Salary" means the amount of Executive's Base Salary which is
     -------------------
accrued but not yet paid as of the Date of Termination.

1.3 "Affiliate" means any Person directly or indirectly controlling, controlled
     ---------
by, or under direct or indirect common control with, the Company. For the purposes of this definition, the term "control" when used with respect to any Person means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

1.4 "Agreement" -- see the recitals to this Agreement.
     ---------

1.5 "Agreement Date" means the date that is specified in the recitals to this
     --------------
Agreement.

1.6 "Anniversary Date" means any annual anniversary of the Agreement Date.
     ----------------

1.7 "Annual Bonus" -- see Section 4.2(a).
     ------------

1.8 "Annualized Total Compensation" means, as of any date, the sum of
     -----------------------------
Executive's Base Salary as of such date and the Annual Bonus applicable to the Year that includes such date.

1.9 "Base Salary" -- see Section 4.1.
     -----------

1.10 "Beneficiary" -- see Section 10.3.
      -----------

1.11 "Board" means the Board of Directors of the Company.
      -----

1.12 "Cause" means any of the following:
      -----

(a) Executive's conviction of a felony or of a misdemeanor involving a fraud, dishonesty or moral turpitude, or

(b) Executive's willful or intentional material breach of this Agreement that results in financial detriment that is material to the Company and its Affiliates taken as a whole.

For purposes of clause (b) of the preceding sentence, Cause shall not include any one or more of the following:

(i)                Bad judgment

(ii)               Negligence

(iii) Any act or omission that Executive believed in good faith to have been in or not opposed to the interest of the Company (without intent of Executive to gain therefrom, directly or indirectly, a profit to which he was not legally entitled), or

(iv) Any act or omission of which any member of the Board who is not a party to such act or omission has had actual knowledge for at least twelve (12) months.

1.13     "Change of Control" means any of the following events:
          -----------------

(a) Any person (as such term is used in Rule 12d-5 under the Exchange Act) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange
Act), other than a Subsidiary or any employee benefit plan (or any related trust) of the Company or a Subsidiary, becomes the beneficial owner of 20% or more of the Common Stock or of securities of the Company that are entitled to vote generally in the election of directors of the Company, or with respect to significant activities of the Company ("Voting Securities") representing 20% or
                                        -----------------
more of the combined voting power of any class of Voting Securities of the Company.

(b) Individuals who, as of the Agreement Date, constitute the Board (the "Incumbent Directors") cease for any reason to constitute a majority of the
 -------------------
members of the Board; provided that any individual who becomes a director after the Agreement Date whose election or nomination for election by the Company's shareholders was approved by a majority of the members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened "election contest" relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the Exchange Act), "tender offer" (as such term is used in
Section 14(d) of the Exchange Act) or a proposed Merger (as defined below) shall be deemed to be members of the Incumbent Board; or

(c) Approval by the stockholders of the Company of either of the following:

(i) A merger, reorganization, consolidation or similar transaction (any of the foregoing, a "Merger") as a result of which the Persons who were the respective
              ------
beneficial owners of the outstanding Common Stock and Voting Securities of the Company immediately before such Merger are not expected to beneficially own, immediately after such Merger, directly or indirectly, more than 60% of, respectively, the comparable securities of the entity resulting from such Merger in substantially the same proportions as immediately before such Merger, or

(ii) A plan of liquidation of the Company or plan or agreement for the sale or other disposition of all or a substantial portion of the assets of the Company.

Notwithstanding the foregoing, there shall not be Change in Control if, in advance of such event, Executive agrees in writing that such event shall not constitute a Change in Control.

1.14 "Code" means the Internal Revenue Code of 1986, as amended from time to
      ----
time.

1.15 "Committee" means the Compensation Committee of the Board.
      ---------

1.16 "Common Stock" means the common stock, no par value, of the Company.
      ------------

1.17 "Company" -- see the recitals to this Agreement.
      -------

1.18 "Date of Termination" means the effective date of a Termination of
      -------------------
Employment for any reason, including death or Disability, whether by either the Company or the Executive.

1.19 "Disability" means a mental or physical condition which, in the good faith
      ----------
opinion of the board, renders Executive unable or incompetent to carry out the material job responsibilities which such Executive held or the material duties to which Executive was assigned at the time the disability was incurred, which has existed for at least three months and which in the opinion of a physician mutually agreed upon by the Company and Executive (provided that neither party shall unreasonably withhold his agreement) is expected to be permanent or to last for an indefinite duration or a duration in excess of six months.

1.20     "Employment Period" -- see Section 3.1.
          -----------------

1.21     "Exchange Act" means the Securities Exchange Act of 1934.
          ------------

1.22     "Executive" -- see the recitals to this Agreement.
          ---------

1.23 "Fair Market Value" means, as of any date, (a) the average of the high and low prices of the Common Stock for the previous twenty (20) days as reported on the NASDAQ Stock Market (or, if no sale of the Common Stock was reported for such date, on the next preceding date on which such a sale of such security was reported), (b) if the Common Stock is not listed on the NASDAQ Stock Market, but is listed on a national securities exchange, the average of the high and low prices of the Common Stock for the previous twenty (20) days as reported on such exchange, (c) if the Common Stock is not listed on the NASDAQ Stock Market or any national securities exchange, the average of the high bid and low asked quotations for the Common Stock for the previous twenty (20) days as reported in the over-the-counter market (or, if no quotation of the Common Stock was reported for such date, on the next preceding date on which such a quotation of such security was reported), or (d) if there is no public market for the Common Stock, the fair market value of the Common Stock determined by the Committee in the good faith exercise of its discretion.

1.24 "Good Reason" means the occurrence of any one or more of the following events unless Executive specifically agrees in writing that such event shall not be Good Reason:

(a) Any material breach of this Agreement by the Company, including:

(i) The failure of the Company to comply with the provisions of Articles H, IH, IV, V, VI or VH of this Agreement:

(ii) Any significant change in the status, responsibilities or perquisites of Executive;

(iii) Any failure to nominate or elect Executive as Chief Operating Officer of the Company or as a member of the Board;

(iv) Causing or requiring Executive to report to anyone other than the Board; or

(v) Assignment of duties materially inconsistent with his position and duties described in this Agreement,

(b) The failure of the Company to assign this Agreement to a successor to the Company, or the failure of a successor to the Company to explicitly assume and agree to be bound by this Agreement,

(c) Requiring Executive to be principally based at any office or location more than 25 miles from the current offices of the Company in Hunt Valley, Maryland,

(d) The delivery to Executive of a Notice of Consideration pursuant to Section 8.1(b) if, within a period of ninety (90) days thereafter, the Board fails for any reason to terminate Executive for Cause in compliance with all of the substantive and procedural requirements of Section 8.1, or

(e) A Termination of Employment of the Executive for any reason or no reason during the twelve (12) month period after closing of a Change of Control transaction.

Any reasonable determination by Executive that any of the foregoing events has occurred and constitutes Good Reason shall be conclusive and binding for all purposes.

1.25     "including" means including without limitation.
          ---------

1.26     "Initial Option" -- see Section 5.1.
          --------------

1.27     "Notice of Consideration" -- see Section 8.1(b).
          -----------------------

1.28     "Option" means an option to purchase shares of Common Stock.
          ------

1.29     "Option Term" -- see Section 5.2(d).
          -----------

1.30 "Outplacement Services" means full use of a national outplacement
      ---------------------
consultant (e.g., Manchester, Right Associates) or other consultant mutually agreeable to the Company and Executive; office space, secretarial support; technological support; equipment and supplies of a quality substantively equal to those provided during the Employment Period, and continuation of expense reimbursement for professional and trade association participation on the same terms as during the Employment Period.

1.31 "Permitted Transferee" means the spouse of Executive, a lineal descendant
      --------------------
of Executive or a spouse of a lineal descendant of Executive or a trust, limited partnership or other entity principally benefiting all or a portion of such individuals.

1.32 "Person" means any individual, sole proprietorship, partnership, joint
      ------
venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

1.33 "Prorata Annual Bonus" means (a) the product of the amount of the Annual
      --------------------
Bonus to which Executive would have been entitled if he had been employed by the Company on the last day of the Year that includes the Date of Termination multiplied by (b) a fraction of which the numerator is the numbers of days which have elapsed in such Year through the Date of Termination and the denominator is 365.

1.34 "Severance Payment" means the payment of a multiple of Executive's
      -----------------
Annualized Total Compensation pursuant to Section 8.3(b) or Section 8.4, as applicable.

1.35 "Severance Period" means the interval of time between the Date of
      ----------------
Termination and the expiration of the Employment Period, without giving the effect to any Termination of Employment; provided that, for purposes of Section 8.3, the Severance Period shall in no event be less than three years if a Termination of Employment occurs after a Change of Control.

1.36 "Shareholder" or "Stockholder" means an owner of the Company's securities.
      -----------      -----------

1.37 "Subsequent Options" -- see Section 5.1(a).
      ------------------

1.38 "Subsidiary" means, with respect to any Person, (a) any corporation of
      ----------
which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by such Person, and (b) any partnership in which such Person has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

1.39 "Supplemental Retirement Benefit" -- see Section 7.1.
      -------------------------------

1.40 "Taxes" means the incremental United States federal, state, and local
      -----
income, excise and other taxes payable by Executive with respect to any applicable item of income.

1.41 "Tax Gross-Up Payment" means an amount payable to Executive such that,
      --------------------
after payment of Taxes on such amount, there remains a balance sufficient to pay the Taxes being reimbursed.

1.42 "Termination For Good Reason" means a Termination of Employment by
      ---------------------------
Executive for a Good Reason.

1.43 "Termination of Employment"  means a termination by the Company or by
      -------------------------
Executive of Executive's  employment by the Company.

1.44 "Termination Without Cause" means a Termination of Employment by the
      -------------------------
Company for any reason other than Cause or Executive's death or Disability, including a Termination of Employment at the end of the Employment Period after the Company's giving a Notice of Non-Renewal.

1.45 "Withholding Taxes" means any United States federal, state, local or
      -----------------
foreign withholding taxes and other deductions required to be paid in accordance with applicable law by reason of compensation received pursuant to this Agreement.

1.46 "Year" means a calendar year period ending on December 31.
      ----

                                   Article II.

                                     DUTIES

2.1 Duties. The Company shall employ Executive during the Employment Period as
    ------
its President and Chief Executive Officer. During the Employment Period, Executive shall perform the duties properly assigned to him hereunder, shall devote significant business time, attention and effort to the affairs of the Company and shall use his reasonable best efforts to promote the interests of the Company. The Company acknowledges that the Executive shall be entitled to pursue other business interests during the Employment Period, provided that such activities do not individually or in the aggregate significantly interfere with the performance of his duties under this Agreement.

2.2 Board Seat. So long as the Executive is employed by the Company under this
    ----------
Agreement, the Executive shall be entitled to serve on the Company's Board of Directors. It is contemplated that, in connection with each annual meeting of Shareholders of the Company during the Employment Period, the Board will nominate Executive for election as a member of the Board, and the Shareholders of the Company will re-elect Executive as a member of the Board.

2.3 Other Activities. Executive may serve on corporate, civic or charitable
    ----------------
boards or committees, deliver lectures, fulfill speaking engagements, teach at educational institutions, or manage personal investments; provided that such activities do not individually or in the aggregate significantly interfere with the performance of his duties under this Agreement.

                                  Article III.

                                EMPLOYMENT PERIOD

3.1 Employment Period. Subject to Section 3.2 and the termination provisions
    -----------------
hereinafter provided, the term of Executive's employment under this Agreement (the "Employment Period") shall begin on the Agreement Date and end on the
      -----------------
Anniversary Date which is three (3) years after such date, or, if applicable, at the end of any extension pursuant to Section 3.2. The employment of Executive by the Company shall not be terminated other than in accordance with Article VIII.

3.2 Extension of Employment Period. Commencing on the first Anniversary Date,
    ------------------------------
and on each Anniversary Date thereafter, if on or before that date the Company has not delivered to Executive, and Executive has not delivered to Company, a written notice that the Employment Period will not be extended, the Employment Period will be automatically extended for one (1) year from its then scheduled expiration date.

                                   Article IV.

                                  COMPENSATION

4.1 Salary. The Company shall pay Executive in accordance with its normal
    ------
payroll practices (but not less frequently than monthly) an annual salary (i) through December 31, 2000 at a rate of $200,000 per year, and (ii) commencing January 1, 2001 at a rate of $300,000 per year (in each case, the "Base Salary"). During the Employment Period, the Base Salary shall be reviewed at least annually by the Committee after consultation with Executive and may from time to time be increased as determined by the Committee, provided that the Executive shall receive an increase in Base Salary annually by multiplying the Base Salary for the preceding employment year by a fraction, the numerator of which shall be the CPI (as defined below as in effect on the Anniversary Date, and the denominator of which shall be the CPI as in effect on the first day of the employment year ending on the day before the Anniversary Date. For purposes of this Agreement, the term "CPI" shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers, Baltimore, Maryland, All Items (1967 = 100), published by the Bureau of Labor Statistics, U.S. Department of Labor, or any comparable successor index. Effective as of the date of any such increase, the Base Salary as so increased shall be considered the new Base Salary for all purposes of this Agreement and may not thereafter be reduced. Any increase in Base Salary shall not limit or reduce any other obligation of the Company to Executive under this Agreement.

4.2  Annual Bonus.
     ------------

(a) The Company shall pay Executive an annual cash bonus ("Annual Bonus") in
                                                           ------------
accordance with the terms hereof for each Year of the Employment Period. Executive shall be eligible for an Annual Bonus ranging from zero to 100% of his Base Salary, as determined in good faith by the Committee.

(b) The Company shall pay the entire Annual Bonus that is payable with respect to a Year in a lump-sum cash payment within thirty (30) days after the Committee determines the amount of such Annual Bonus, which in all events shall be within ninety (90) days after the end of the Year.

                                   Article V.

                                  STOCK GRANTS

5.1 Option Grants. As an inducement to Executive to enter into this Agreement,
    -------------
the Company shall grant to Executive, effective as of the Agreement Date or such date as Executive and Company agree, an Option to purchase One Million Five Hundred Thousand (1,500,000) shares of Common Stock (the "Initial Option"). In
                                                          --------------
addition, the Committee may at any time in its discretion consider Executive for possible future annual or other grants of Options (such Options collectively, the "Subsequent Options") and, commencing in the Year 2002, shall at least once
     ------------------
during each Year consider Executive for a grant of a Subsequent Option.

5.2  Terms and Conditions of Options.
     -------------------------------
(a) The Initial Option and each Subsequent Option shall be subject to the terms and conditions specified in paragraphs (b) or (c) of this Section, respectively, and shall also be subject to the terms and conditions specified in paragraph (d) of this Section.

(b) The Initial Option:

(i) Shall have an exercise price equal to Fifty-Eight Cents ($0.58) per share;
and

(ii) Shall become fully vested and exercisable as to 33 1/3% of the number of shares of Common Stock immediately upon the execution of this Agreement, and again upon each of the first two Anniversary Dates, if Executive remains employed by the Company as of such date, provided that the Initial Option shall immediately become fully vested and exercisable upon a Termination of Employment by reason of the death or Disability of Executive, a Termination Without Cause, a Termination for Good Reason, or a Change of Control.

(c) Each Subsequent Option:

(i) Shall become fully vest and exercisable in whole or in any part, upon a Termination of Employment by reason of the death or Disability of Executive, a Termination Without Cause, a Termination for Good Reason, or a Change of Control; and

(ii) Shall in other respects be on terms and conditions that are no less favorable to Executive than the terms and conditions applicable to Options granted at or about the same time to other senior executives of the Company.

(d) The Initial Option and each Subsequent Option:

(i) Shall have a term (the "Option Term") of at least five (5) years from the date it becomes fully vested;

(ii) May be exercised at any time after it has vested (after giving effect to any acceleration of vesting and/or exercisability by reason of the Termination of Employment):

(A) In the event of a Termination of Employment by reason of death or Disability, a Termination Without Cause, or a Termination for Good Reason, at any time or from time to time before the expiration of the applicable Option Term or,

(B) In the event of any other Termination of Employment, at any time or from time to time during the one year period commencing on the Date of Termination, but not after the expiration of the applicable Option Term;

(iii) Shall not be transferable by Executive during his lifetime except to a Permitted Transferee, and

(iv) Shall at the election of the Executive and subject to the reasonable administrative requests of the Company, be eligible for deferral of receipt of shares of Common Stock subject to the Option, or deferral of gains on such Options.

(v) Shall be canceled in the event of a merger or consolidation pursuant to the terms of which cash is to be paid for each share of Common Stock then outstanding, such cancellation to be effective immediately before the consummation of such merger or consolidation, subject to the immediate payment by the Company of a cash amount to Executive equal to the Option Spread (as defined below). The "Option Spread" applicable to an Option shall equal the product of the number of shares of Common Stock subject to such Option multiplied by the positive difference, if any, between the cash amount to be paid for each share of Common Stock in such merger or consolidation and the exercise price of such Option.

5.3 Manner of Exercise Options. Any Option or any part thereof shall be
    --------------------------
exercised by Executive, his Permitted Transferee or, if after his death, a Beneficiary by a written notice to the Company stating the number of shares of Common Stock with respect to which the Option is being exercised and the form of payment of the exercise price of the Option and any related Withholding Taxes. Such payment may be made in any one or more of the following forms:

(a) Cash,

(b) Previously-owned shares of Common Stock, (which if acquired from the Company or an Affiliate, shall have been held by Executive for at least six months valued at their Fair Market Value on the date of exercise), or

(c) Pursuant to a so-called "cashless exercise" arrangement whereby the Executive, a Permitted Transferee or a Beneficiary, as applicable, submits an irrevocable notice of exercise which includes instructions to deliver promptly to the Company a number of purchased shares of Common Stock sufficient to pay the exercise price of the purchased shares of Common Stock, or Withholding Taxes, as applicable.

The Company shall deliver the purchased shares of Common Stock promptly after its receipt of notice of exercise and payment. The Company shall use its reasonable best efforts to cause all shares of Common Stock issued upon the exercise of Options to be registered or qualified under all applicable securities laws so that all such shares of Common Stock shall be unrestricted and freely transferable.

5.4 Adjustment of Options. If any dividend is declared on the Common Stock which
    ---------------------
is payable in Common Stock, the number of shares of Common Stock to which any Option is subject shall be multiplied by (and the exercise price of such Option shall be divided by) the sum of the number 1.0 plus the number of shares of Common Stock (including any fraction thereof) payable as a dividend on each share of Common Stock. In the event of any change in the number or kind of outstanding shares of Common Stock by reason of any recapitalization, reorganization, merger, consolidation, stock split or any similar change affecting the Common Stock (other than a dividend payable in Common Stock), the Company shall make an appropriate adjustment in the number of shares of Common Stock and exercise price applicable to each Option so that, after such adjustment, the Option shall represent a right to receive, upon payment of the same aggregate exercise price as in effect immediately before such adjustment, the same value that Executive would have received in connection with such recapitalization, reorganization, merger, consolidation, stock split or any similar change if he had owned on the applicable record date a number of shares of Common Stock equal to the number of shares of Common Stock subject to such Option prior to such adjustment.

5.5 Registration Rights.
    -------------------

(a) Executive may at any time during the Employment Period or before the first anniversary of the date of any Termination of Employment (other than by the Company for Cause or by Executive without Good Reason), including a Termination of Employment as a result of Executive's death or Disability, request in writing that the Company prepare and file as soon as reasonably practicable and in any event within sixty (60) days after the Company's receipt of Executive's request a registration statement under the Securities Act of 1933 ("Registration
                                                            ------------
Statement") to register the offer and sale of shares of Common Stock then owned
---------
by Executive pursuant to a firm-commitment underwritten public offering. The Company shall not be required to undertake more than one registration pursuant to this Section nor shall it be required to undertake any registration of less than 500,000 shares of Common Stock.

(b) Subject to the next sentence of this paragraph, the Company shall be entitled to postpone, for a reasonable period of time, the filing or effectiveness of, or suspend the rights of Executive to make sales pursuant to the Registration Statement otherwise required to be prepared, filed and made and caused to become effective by it pursuant to this Section; provided, however, that the duration of such postponement or suspension may not exceed the earlier to occur of (i) 15 days after the cessation of the circumstances described in the next sentence of this paragraph on which such postponement or suspension is based or (ii) 90 days after the date of the determination of the Board referred to in the next sentence. Such postponement or suspension may be effected only if the Board determines that the filing or effectiveness of, or sales pursuant to, such Registration Statement would (i) materially impede, delay or interfere with any material financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Company or any of its Subsidiaries (a "Significant Transaction") or (ii) require the Company to
                     -----------------------
make public disclosures or file publicly-available documents with the Securities and Exchange Commission sooner than otherwise required by applicable securities laws, which disclosure or filings, as applicable, would materially impede, delay or interfere with any Significant Transaction or otherwise have a material adverse effect on the Company and its Subsidiaries taken as a whole; provided however that the Company shall not be entitled to such postponement suspension more than once in any 12-month period.

(c) The Company will use its reasonable best efforts to cause the Registration Statement to be declared effective on the date requested by Executive. The Company and Executive shall enter into an underwriting agreement containing customary terms, representations and covenants (including customary indemnification provisions and customary contribution provisions based on the relative fault of the parties) with one or more managing underwriters selected by the Company (subject to the approval of the Executive, which approval shall not unreasonably be withheld). The Company shall pay all of the legal, accounting, printing, filing and other fees and expenses of such registration, except that Executive shall pay all underwriters' discounts and commissions relating to the sale of his Common Stock and the fees and disbursements of his legal counsel, if any. No other securities of the Company except equity securities to be offered and sold for the account of the Company and any equity securities of the Company held by any Person having "piggy-back" registration rights pursuant to any contractual obligation of the Company shall be included in the Registration Statement.

                                   Article VI.

                                 OTHER BENEFITS

6.1 Incentive, Savings and Retirement Plans. In addition to Base Salary and an
    ---------------------------------------
Annual Bonus, Executive shall be entitled to participate during the Employment Period in all incentive, savings and retirement plans, practices, policies and programs that are from time to time applicable to other senior management executives of the Company.

6.2 Welfare Benefits. During the Employment Period, Executive and/or his family,
    ----------------
as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including medical, prescription, dental disability, salary continuance, employee life, group life, dependent life, accidental death and travel accident insurance plans and programs) applicable to other senior management executives of the Company.

6.3 Fringe Benefits. During the Employment Period, Executive shall be entitled
    ---------------
to all fringe benefits that are from time to time available to other senior management executives of the Company.

6.4 Vacation. During the Employment Period, Executive shall be entitled to paid
    --------
vacation time in accordance with the plans, practices, policies, and programs applicable to other senior executives of the Company, but in no event shall such vacation time be less than four weeks per calendar year.

6.5 Expenses. During the Employment Period, Executive shall be entitled to
    --------
receive prompt reimbursement for all reasonable employment related expenses incurred by Executive upon the receipt by the Company of receipts and reasonable supporting detail in accordance with practices, policies and procedures applicable to other senior executives of the Company.

6.6 Office; Support Staff. During the Employment Period, Executive shall
    ---------------------
entitled to an office or offices of a size and with furnishings and other appointments, and to personal secretarial and other assistance, appropriate to his position and duties under this Agreement.

6.7 Tax Gross-Up Payment. If it shall be determined that any payment to
    --------------------
Executive pursuant to this Agreement or any other payment or benefit from the Company, any Affiliate, any shareholder of the Company or any other person would be subject to the excise tax imposed by section 4999 of the Code or any similar tax payable under any United States federal, state, local or other law, then Executive shall receive reimbursement for such excise taxes and a Tax Gross-Up Payment with respect to reimbursements of all such excise taxes and similar taxes; provided however, that in the event that a limitation on such Tax Gross-Up Payment can be determined by Certified Public Accountants (CPA) representing each of the Executive and the Company to result in Executive receiving a larger after-tax benefit under this Agreement, then such limitation shall be imposed by operation of this Agreement. In the event that the two CPAs cannot agree on the limitation, the matter shall be settled by a third "national" CPA chosen by the two CPAs.

                                  Article VII.

                             RETIREMENT BENEFITS AND
                         DEFERRED COMPENSATION AGREEMENT

7.1 Supplemental Retirement Benefits. Executive shall be entitled to benefits
    --------------------------------
under, any other supplemental defined benefit retirement plans of the Company which are not qualified under

Section 401(a) of the Code, on terms substantially equal to, or more favorable to Executive than, other employees of the Company.

7.2 Deferred Compensation. Executive and the Company agree that as a material
    ---------------------
inducement to convince Executive to execute this Agreement, Executive shall be entitled to receive the deferred compensation in an amount equal to 50% of Base Salary under terms and conditions mutually agreeable to the parties, subject to insurance underwriting at standard issuance rates and entry into a Deferred Compensation Agreement substantially in the form of Exhibit A attached hereto and made a part hereof.

                                  Article VIII.

                              TERMINATION BENEFITS

8.1 Termination for Cause or Other Than for Good Reason, etc.
    ---------------------------------------------------------

(a) If the Company terminates Executive's employment for Cause or Executive terminates his employment other than for Good Reason, death or Disability, the Company shall pay to Executive immediately after the Date of Termination an amount equal to the sum of Executive's Accrued Base Salary and Accrued Annual Bonus, and Executive shall not be entitled to receive any Severance Payment.

(b) The Company may not terminate Executive's employment for Cause unless:

(i) No fewer than thirty (30) days prior to the Date of Termination, the Company provides Executive with written notice (the "Notice of Consideration") of its
                                             -----------------------
intent to consider termination of Executive's employment for Cause, including a detailed description of the specific reasons which form the basis for such consideration;

(ii) For a period of not less than fifteen (15) days after the date Notice of Consideration is provided, Executive shall have the opportunity to appear before the Board, with or without legal representation, at Executive's election, to present arguments and evidence on his own behalf, and

(iii) Following the presentation to the Board as provided in (ii) above or Executive's failure to appear before the Board at a date and time specified in the Notice of Consideration, Executive may be terminated for Cause only if (x) the Board, by the affirmative vote of its members (excluding Executive, and any other member of the Board reasonably believed by the Board to be involved in the events leading the Board to terminate Executive for Cause), determines that the actions or inactions of Executive specified in the Notice of Termination constituted occurred, that such actions or inactions constitute Cause, and the Executive's employment should accordingly be terminated for Cause; and (y) the Board provides Executive with a written determination (a "Notice of Termination
                                                          ---------------------
for Cause") setting forth in specific detail the basis of such Termination of
---------
Employment, which Notice of Termination for Cause shall be consistent with the reasons set forth in the Notice of Consideration.

Unless the Company establishes both (i) its full compliance with the substantive and procedural requirements of this Section 8.1 prior to a Termination of Employment for Cause, and (ii) that Executive's action or inaction specified in the Notice of Termination for Cause did occur and constituted Cause, any Termination of Employment shall be deemed a Termination Without Cause for all purposes of this Agreement.

(c) After providing a Notice of Consideration pursuant to the provisions of
Section 8.1(b), the Board may, by the affirmative vote of all of its members (excluding for this purpose, Executive and any other member of the Board reasonably believed by the Board to be involved in the events issuing the Notice of Consideration), suspend Executive with pay until a final determination pursuant to such Section 8. 1(b) has been made.

8.2 Termination for Death or Disability. If Executive's employment terminates
    -----------------------------------
during the Employment Period due to his death or Disability, the Company shall pay to Executive or his Beneficiaries, as the case may be immediately after the Date of Termination an amount which is equal to the sum of Executive's Accrued Base Salary, Accrued Annual Bonus and Prorata Annual Bonus.

8.3 Termination Without Cause or for Good Reason. In the event of a Termination
    --------------------------------------------
Without Cause or Termination for Good Reason, to the maximum extent permitted by law, Executive shall become fully vested under all plans and programs sponsored by the Company, and the Executive shall receive the following:

(a) Immediately after the Date of Termination, a lump-sum amount in immediately available funds equal to the sum of Executive's Accrued Base Salary, Accrued Annual Bonus and Prorate Annual Bonus;

(b) Immediately after the Date of Termination, a lump-sum amount in immediately available funds equal to the product of the number of whole and fractional years included in the Severance Period multiplied by Executive's Annualized Total Compensation;

(c) Immediately after the Date of Termination, a lump-sum amount in immediately available funds equal to the total amount (if any) of Executive's unvested benefits under any plan or program sponsored by the Company which is forfeited on account of Executive's employment being terminated.

(d) The continuation of the benefits (or, if such benefits are not available, the after-tax economic equivalent thereof) specified in Sections 6.1, 6.2 and
6.3 to which Executive is entitled as of the Date of Termination for the entire duration of the Severance Period or, at the election of Executive, an immediate lump-sum cash payment equal to the value of such benefits; provided that with respect to any benefit to be provided on an insured basis, such value shall be the present value of the premium expected to be paid for such coverage, and with respect to other benefits, such value shall be the present value of the expected net cost to the Company of providing such benefits.

(e) Immediately after the Date of Termination, a lump-sum amount in immediately available funds of any amount then payable to Executive pursuant to Section 6.7; and

(f) For a period of twelve (12) months from the Date of Termination, but no later than the point at which the Executive is employed on a substantively full time basis, Outplacement Services.

8.4 Termination After a Change of Control. If a Termination Without Cause or a
    -------------------------------------
termination for Good Reason occurs within two years after a Change of Control, then Executive shall receive the payments required by Section 8.3, except as follows:

(a) For purpose of Section 8.3(b), Executive shall receive a multiple of his Annualized Total Compensation equal to the greater of three (3.0) or the number of whole and fractional years remaining in the Employment Period; and

(b) In determining Executive's Prorated Annual Bonus for purposes of Section 8.3(a), and in determining Executive's Annualized Total Compensation for purposes of Section 8.3(b) and 8.4(a), the actual Annual Bonus for the preceding Year shall be used.

8.5 Other Termination Benefits. In addition to any amounts or benefits payable
    --------------------------
upon a Termination of Employment hereunder, Executive shall, except as otherwise specifically provided herein, be entitled to any payments or benefits provided hereunder or under the terms of any plan, policy or program of the Company or as otherwise required by applicable law.

                                   Article IX.

                              RESTRICTIVE COVENANTS

9.1 Non-Solicitation of Employees: Confidentiality; Non-Competition.
    ---------------------------------------------------------------

(a) Executive covenants and agrees that at no time during the Employment Period, will Executive:

(i) Directly or indirectly employ or seek to employ any person employed at that time by the Company or any of its Subsidiaries or otherwise encourage or entice any such person to leave such employment;

(ii) Become employed by, enter into a consulting arrangement with or otherwise agree to perform personal services for a Competitor (as defined in section 9.1(b)).

(iii) Acquire an ownership interest in a Competitor, other than a publicly traded Competitor, provided that Executive's ownership position in such publicly traded Competitor does not exceed five percent (5%), or

(iv) Solicit any customers or vendors of the Company on behalf of or for the benefit of a Competitor.

(b) For purposes of the Section, "Competitor" means any Person which sells goods
                                  ----------
or services which are directly competitive with those sold by a business that
(i) is being conducted by the

Company or any Subsidiary at the time in question and (ii) was being conducted at the Date of Termination and, for the Company's most recently completed fiscal year, contributed more than 10% of the Company's consolidated revenues. Notwithstanding anything to the contrary in this Section, goods or services shall be deemed to be competitive with those of the Company (A) solely as a result of Executive being employed by or otherwise associated with a business of which a unit is in competition with the Company or any Subsidiary but as to which unit Executive does not have direct or indirect responsibilities for the products or services involved or (B) if the activity contributes less than 10% of the consolidated revenues for the most recently completed fiscal year of the business by which Executive is employed or with which he is otherwise associated.

(c) Executive covenants and agrees that at no time during the Employment Period nor at any time following any Termination of Employment will Executive communicate, furnish, divulge or disclose in any manner to any Person any Confidential Information (as defined in Section 9.1(d)) without the prior express written consent of the Company. After a termination of Employment, Executive shall not, without the prior written consent of the Company, or as may otherwise be required by law or legal process, communicate or divulge such Confidential Information to anyone other than the Company and its designees.

(d) For purposes of this Section, "Confidential Information" shall mean
                                   ------------------------
financial information about the Company, contract terms with vendors and suppliers, customer and supplier lists and data, trade secrets and such other competitively-sensitive information to which Executive has access as a result of his positions with the Company, except that Confidential Information shall not include any information which was or becomes generally available to the public
(i) other than as a result of a wrongful disclosure by Executive, (ii) as a result of disclosure by Executive during the Employment Period which he reasonably and in good faith believes is required by the performance of his duties under this Agreement, or (iii) any information compelled to be disclosed by applicable law or administrative regulation; provided that Executive, to the extent not prohibited from doing so by applicable law or administrative regulation, shall give the Company written notice of the information to be so disclosed pursuant to clause (iii) of this sentence as far in advance of its disclosure as is practicable.

9.2 Injunction. Executive acknowledges that monetary damages will not be an
    ----------
adequately remedy for the Company in the event of a breach of this Article IX, and that it would be impossible for the Company to measure damages in the event of such a breach. Therefore, Executive agrees that, in addition to other rights that the Company may have, the Company is entitled to an injunction preventing Executive from any breach of this Article IX.

                                   Article X.

                                  MISCELLANEOUS

10.1 Full Settlement. The Company's obligation to make the payments provided for
     ---------------
in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others. In no event shall Executive be obligated to seek other employment or take any other action to mitigate the amounts payable to Executive under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced by any compensation earned as result of Executive's employment by another employer, except that any continued welfare benefits provided for by Section 6.2 shall not duplicate any benefits that are provided to Executive and his family by such other employer and shall be secondary to any coverage provided by such other employer.

10.2 Legal Fees; Late Payments.
     -------------------------

(a) All reasonable costs and expenses (including fees and disbursements of counsel) incurred by Executive in negotiating the terms and conditions of this Agreement shall be promptly paid on behalf of, or reimbursed to, Executive by the Company.

(b) If Executive incurs legal or other fees and expenses in an effort to secure, preserve or establish entitlement to compensation and benefits under this Agreement, the Company shall, regardless of the outcome of such effort, reimburse Executive for such fees and expenses and shall pay Executive a Tax Gross-Up Payment in respect of the Taxes incurred by Executive with respect to such reimbursement of fees and expenses. The Company shall reimburse Executive for such fees and expenses on a monthly basis within ten (10) days after his request for reimbursement accompanied by evidence that the fees and expenses were incurred. If Executive does not prevail (after exhaustion of all available judicial remedies) in respect of a claim by Executive or by the Company hereunder, and the Company establishes before a court of competent jurisdiction, by clear and convincing evidence, that Executive had no reasonable basis for his claim hereunder, or for his response to the Company's claim hereunder, and acted in bad faith, no further reimbursement for legal fees and expenses shall be due to Executive in respect of such claim and Executive shall refund any amounts previously reimbursed hereunder with respect to such claim.

(c) If the Company fails to pay any amount provided under this Agreement when due, the Company shall pay interest on such amount at a rate equal to (i) the highest rate of interest charged by the Company's principal lender plus 200 basis points, or (ii) in the absence of such a lender, 300 basis points over the prime commercial lending rate announced by Mercantile Bank on the date such amount is due or, if no such rate shall be announced on such date, the immediately prior date on which Mercantile Bank announced such a rate; provided, however, that if the interest rate determined in accordance with this Section exceeds the highest legally-permissible interest rate, then the interest rate shall be the highest legally-permissible interest rate.

10.3 Beneficiary. If Executive dies prior to receiving all of the amounts
     -----------
payable to him in accordance with the terms of this Agreement, such amounts shall be paid to one or more beneficiaries (each, a "Beneficiary") designated by
                                                     -----------
Executive in writing to the Company during his lifetime, or if no such Beneficiary is designated, to Executive's estate. Such payments shall be made in a lump sum to the extent so payable and, to the extent not payable in a lump sum, in accordance with the terms of this Agreement. Executive, without the consent of any prior Beneficiary may change his designation of Beneficiary or Beneficiaries at any time or from time by submitting to the Company a new designation in writing.

10.4 Assignment; Successors. The Company may not assign its rights and
     ----------------------
obligations under this Agreement without the prior written consent of Executive except to a successor of the Company's business which expressly assumes the Company's obligations hereunder in writing. This Agreement shall be binding upon and inure to the benefit of Executive, his estates and Beneficiaries, and the Company and its successors and permitted assigns, including without limitation, any successor by way of merger, consolidation, share exchange, reorganization or sale of all or substantially all of the assets of the Company.

10.5 Nonalienation. Benefits payable under this Agreement shall not be subject
     -------------
in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to actually being received by Executive or a Beneficiary, as applicable, and any such attempt to dispose of any right to benefits payable hereunder shall be void.

10.6 Severability. If one or more of this Agreement are declared by any court or
     ------------
government authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any part of this Agreement so declared to be unlawful or invalid. Any part so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such part to the fullest extent possible while remaining lawful and valid.

10.7 Captions.  The names of the Articles and Sections of this Agreement are for
     --------
convenience of reference only and do not constitute a part hereof.

10.8 Amendment; Waiver. This Agreement shall not be amended or modified except
     -----------------
by written instrument executed by the Company and Executive. A waiver of any term, covenant or condition, and any waiver of any default in any such term, covenant or condition shall not be deemed a waiver of any later default thereof.

10.9 Notices. All notices hereunder shall be in writing and delivered by hand,
     -------
by nationally-recognized delivery service that guarantees overnight delivery, or by first-class, registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company, to:              Carnegie International Corporation
                                    11350 McCormick Road, EP3, Suite 1001
                                    Hunt Valley, MD  21031

With a copy to:                     James R. Deveney, II, Esquire
                                    Blank Rome Comisky & McCauley LLP
                                    250 W. Pratt Street, Suite 1100
                                    Baltimore, MD  21201

If to Executive to:                 Lowell Farkas
                                    100 Harborview Drive, Apt. 1703
                                    Baltimore, Maryland 21230


Either party may from time to time designate a new address by notice given in accordance with this Section. Notice shall be effective when actually received by the addressee.

10.10 Counterparts. This Agreement may be executed in several counterparts, each
      ------------
of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

10.11 Entire Agreement. This Agreement forms the entire agreement between the
      ----------------
parties hereto with respect to the subject matter contained in this Agreement and supercedes and replaces the Existing Agreement on the Agreement Date. Notwithstanding the foregoing sentence, this Agreement has no effect on any stock options granted under the Existing Agreement and such options shall remain outstanding and in full force and effect in accordance with the terms of the Existing Agreement.

10.12 Applicable Law. This Agreement shall be interpreted and construed in
      --------------
accordance with the laws of the State of Maryland, without regard to its choice of law principles.

10.13 Survival of Executive's Rights. All of Executive's rights hereunder,
      ------------------------------
including his rights to compensation and benefits, and his obligations under
Section 9.1 hereof, shall survive the termination of Executive's employment and/or the termination of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

WITNESS/ATTEST:                                       Company:

                                                      CARNEGIE INTERNATIONAL
                                                      CORPORATION

__________________________________                    By:__________________________              (SEAL)
                                                           E. David Gable, Chairman and
           Chief Operating Officer

                                                      Executive:

__________________________________                    _____________________________              (SEAL)
Lowell Farkas

EXHIBIT A
---------

                         DEFERRED COMPENSATION AGREEMENT

         THIS DEFERRED COMPENSATION AGREEMENT is executed effective as of this ______ of October, 2000, by and between CARNEGIE INTERNATIONAL CORPORATION, a Colorado corporation (the "Corporation"), and LOWELL FARKAS (the "Executive").

         WHEREAS, the Executive is employed by the Corporation;

         WHEREAS, the Corporation recognizes the valuable services to be performed for it by the Executive and wishes to encourage his continued employment;

         WHEREAS, as a condition of his employment by the Corporation, the Executive wishes to be assured that he or his family will be entitled to a certain amount of deferred compensation for some definite period of time from and after (i) his retirement from active employment with the Corporation, (ii) his death, (iii) his disability, or (iv) termination of employment;

         WHEREAS, the parties hereto wish to provide the terms and conditions upon which the Corporation shall pay such deferred compensation to the Executive after his retirement, disability, or upon termination of employment, or to his family upon termination of his employment by reason of his death.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Executive, intending to be legally bound, agree as follows:

         1. Recitals. The foregoing recitals are made a part of this Agreement.
            --------

         2. Deferred Compensation. In addition to any payments of current
            ---------------------
compensation for services that may be paid by the Corporation to the Executive from time to time, the Corporation agrees to pay to, or on behalf of, the Executive, the deferred compensation payments described in Section 3 hereof, subject nevertheless to all of the contingencies, conditions, qualifications and disclaimers stated in this Agreement. The Executive has had no individual option to defer the payments, such option being solely in the discretion of Corporation.

         3. Compensation Amount.
            -------------------

            3.1 Subject to the provisions of Section 3.2, in the event that the Executive (i) retires from employment with Corporation (as defined below), (ii) becomes disabled (as defined below), (iii) dies, or (iv) his employment relationship with the Corporation terminates pursuant to the provisions of the Employment Agreement by and between the Corporation and the Executive of even date herewith (the "Employment Agreement") (each such event individually a "Trigger Event'), the Executive or the beneficiary or beneficiaries designated by the Executive pursuant to Section 6 hereof, as the case may be, shall receive an amount equal to [50% of the amount of the Executive's Base Salary at the time of the Trigger Event - how long is Deferred Comp. paid for?], less such sums as may be required to be deducted or withheld under the provisions of federal, state or local law. [Twenty percent (20%) of such amount shall be payable within sixty (60) days of the determination of such amount by the Accountant and the balance shall be payable in four (4) consecutive equal semi-annual installments, without interest, beginning six (6) months after the Trigger Date.]

            3.2 For purposes of this Agreement, "disabled" or "disability" shall have the same meaning as given to the term "disability" in the disability insurance policy(ies) maintained by the Corporation under which the Executive is insured (the "Disability Policy") on the date of the occurrence of the disability. "Retirement" shall mean the retirement from employment with the Corporation, at any time after the completion of [ten (10) years] of service with the Corporation (measured from the date the Executive commences employment with the Corporation).

         4. Corporation's Right to Obtain Insurance on Executive. For its
            ----------------------------------------------------
convenience in accumulating the assets necessary to make such deferred compensation payments to the Executive, the Corporation may, but shall not be obligated to, purchase one or more life insurance or disability insurance policies on the Executive on which the Corporation is the named beneficiary (collectively the "Policies").

         Notwithstanding anything to the contrary contained herein, it is understood and agreed that the Policies shall be, and at all times and for all purposes shall remain, the absolute property of the Corporation or its successors and, as exclusive owner thereof, the Corporation hereby reserves to itself all rights, options and benefits under the Policies or permitted by the insurance company, including, but not limited to, the right to name and change the beneficiary, to transfer ownership, to borrow against the cash surrender value and to receive all benefits due thereunder for the Corporation's sole benefit. The Corporation's obligation to make the deferred compensation payments described in this Agreement shall not in any way be contingent upon its having purchased or maintained any such Policies, but it shall remain obligated to make such deferred compensation payments whether or not any such Policies shall be in effect at the time or times any such payments become due.

         5. Designation of Beneficiary. The Executive shall have the right to
            --------------------------
designate a beneficiary or beneficiaries to receive any payments provided after his death pursuant to Section 3 hereof. Such designation of beneficiary shall be in writing, signed by the Executive, and shall be delivered to the Corporation at its principal office and shall be effective when received by the Corporation. The Executive shall have the right to change such designation by filing a new designation, in the same manner, with the Corporation. Any such change will be deemed to revoke all prior designations, unless a contrary intention is expressly stated in the change of designation. In the event the Executive fails to validly designate a beneficiary, or if no designated beneficiary survives the Executive, or if the designated beneficiary dies prior to the receipt of all payments provided under Section 3 hereof, any remaining payments under this Agreement to be paid after the death of the Executive or his designated beneficiary, as the case may be, shall be paid by the Corporation to the Executive's wife should she survive him, and if the Executive's wife dies prior to the payment of any or all of the deferred compensation installments, the remainder of such payments shall be made to the Executive's then living descendants per stirpes.

6. Corporation's Obligation to be Unsecured. It is further understood and agreed
   ----------------------------------------
that the Corporation's obligations under this Agreement shall not be secured or guaranteed in any manner. Neither the Policies nor any other asset of the Corporation shall be placed in trust or in escrow or otherwise physically or legally segregated for the benefit of the Executive, and the eventual payment of the deferred compensation payments described in this Agreement to the Executive, his beneficiary or any other person shall not be secured to him or them by the issuance of any negotiable instrument or other evidence of indebtedness of the Corporation prior to the date that deferred compensation payments commence. Neither the Executive, his beneficiary, nor any other person shall be deemed to have any property interest, legal or equitable, in the Policies or in any other specific asset of the Corporation, and, to the extent that any person acquires any right to receive payments under the provisions of this Agreement, such right shall be no greater than, nor shall it have any preference or priority over, the rights of any unsecured general creditor of the Corporation.

7. Alienation or Encumbrance. No payments, benefits or rights under this
   -------------------------
Agreement shall be subject in any manner to anticipation, sale, transfer, assignment, mortgage, pledge, encumbrance, charge or alienation by the Executive, his beneficiary or any other person who could or might possibly receive future payments or benefits under this Agreement. If the Corporation determines that any such person entitled to any payments under this Agreement has become insolvent, bankrupt, or has attempted to anticipate, sell, transfer, assign, mortgage, pledge, encumber, charge or otherwise in any manner alienate any amount payable to him under this Agreement or that there is any danger of any levy, attachment or other court process or encumbrance on the part of any creditor of such person entitled to payments hereunder, against any benefit or other amounts payable to such person, the Corporation may, in its discretion, at any time, withhold any or all such payments or benefits and apply the same for the benefit of such person, in such manner and in such proportion as the Corporation may deem proper.

8. Cooperation of Parties. Each party agrees to take any and all further action
   ----------------------
and to execute any and all additional documents that may be necessary or desirable to effectuate the terms of this Agreement.

9. Choice of Law. This Agreement shall be governed by and construed in
   -------------
accordance with the laws of the State of Maryland.

10. Assignment. Neither party may assign any of its rights or obligations
    ----------
hereunder without the prior written consent of the other party. All of the provisions hereof shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

11. Amendment. This Agreement may not be modified, altered or amended except by
    ---------
a subsequent written instrument executed by each of the parties hereto.

12. Severability. Subject to the provisions of Section 5 hereof, the invalidity
    ------------
or unenforceability of any particular provision or subprovision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as though such invalid or unenforceable provisions or subprovisions were omitted.

IN WITNESS WHEREOF, the parties hereto have executed or caused their duly authorized representatives to execute this Agreement as of the day and year first above written.

WITNESS/ATTEST:                    Company:

                                   CARNEGIE INTERNATIONAL
                                   CORPORATION

________________________________   By:_________________________(SEAL)
                                        E. David Gable, Chairman and
                                   Chief Operating Officer


                                   Executive:

________________________________   ____________________________(SEAL)
                                   Lowell Farkas